Exhibit 32(a)
CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Brinker International, Inc. (the “Company”), hereby certifies that the Company’s quarterly report on Form 10-Q for the quarter ended December 26, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: February 1, 2019

By:	/s/ WYMAN T. ROBERTS
Name:	Wyman T. Roberts,
Title:	President and Chief Executive Officer
and President of Chili’s Grill & Bar
(Principal Executive Officer)